Execution Copy

Exhibit 10.8

INCENTIVE UNIT AGREEMENT

This INCENTIVE UNIT AGREEMENT (this “Agreement”) is made as of June 11, 2004 by and among Language Line Holdings, LLC, a Delaware limited liability company (the “Company”), the trust created pursuant to the Dennis G. Dracup Declaration of Trust dated 01/19/1999 (the “DGD Trust”) and the trust created pursuant to the Christine L. Dracup Declaration of Trust dated 01/19/1999 (the “CLG Trust” and, together with the DGD Trust, the “Trusts”).

WHEREAS, the Company desires to issue to the Trusts an aggregate of 11,636,364 of the Company’s Class C Common Units in consideration of services to be rendered by Dennis G. Dracup (“Executive”) to Language Line, Inc., a subsidiary of the Company (“Language Line”), subject to the terms and conditions set forth herein and in the Members Agreement and the LLC Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Issuance. Subject to the terms and conditions of this Agreement and the LLC Agreement, on the date of this Agreement, at Executive’s direction and in consideration of services to be rendered by Executive to the Company’s Subsidiaries, the Company will issue:

(a) to the DGD Trust (i) 1,939,394 Class C-2 Common Units and (ii) 3,878,788 Class C-3 Common Units, and

(b) to the CLG Trust (i) 3,878,788 Class C-1 Common Units and (iii) 1.939,394 Class C-2 Common Units

The Class C-1 Common Units, Class C-2 Common Units and Class C-3 Common Units issued to the Trusts hereunder are collectively referred to herein as the “Executive Units.” The Company agrees that Executive’s entry into the Employment Agreement and agreement to provide services as provided therein constitute sufficient consideration, in lieu of a Capital Contribution (as such term is defined in the LLC Agreement), for the Executive Units.

Section 2. Closing Conditions. The obligation of the Company to consummate the transactions contemplated hereby and issue Executive Units hereunder is subject to the satisfaction in full or waiver by the Company of the following conditions:

(a) Merger Agreement. The parties to the Merger Agreement will have consummated all of the transactions contemplated by the Merger Agreement.

(b) Purchase of Class A Common Units. The Trusts will have executed and delivered the Investor Securities Purchase Agreement, and such agreement will be in full force and effect.

(c) Other Agreements. The Trusts will have executed and delivered each of (i) the LLC Agreement, (ii) the Members Agreement, and (iii) the Registration Rights Agreement, and Executive will have executed and delivered the Employment Agreement, and each such agreement will be in full force and effect.

Section 3. Representations and Warranties of Executive. In connection with the issuance of the Executive Units hereunder, the Trusts (and, by their execution of this Agreement, each individual executing this Agreement on behalf of either Trust) represents and warrants to the Company as follows:

(a) The Executive Units to be issued to either Trust pursuant to this Agreement will be received for such Trust’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, any applicable state securities laws or the terms of this Agreement, the LLC Agreement or the Members Agreement, and neither Trust’s interests in such units will not be disposed of in contravention of any such laws or agreements.

(b) Each Trust and each such individual has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Units and has had full access to such other information concerning the Company as such Trust or such individual has requested. Each Trust and each such individual has reviewed, or has had an opportunity to review, copies of the Related Agreements.

(c) Each of this Agreement and the Related Agreements constitutes the legal, valid and binding obligation of each Trust, enforceable against such Trust in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery, and performance of this Agreement or any of the Related Agreements by such Trust does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which such Trust or either such individual is a party or any judgment, order, or decree to which such Trust or either such individual is subject.

(d) Each Trust is an “Accredited Investor” as defined in Regulation D under the Securities Act, and each Trust and each such individual considers itself, himself or herself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of receiving and holding the Executive Units. Each Trust and each such individual acknowledges and understands that an investment in the Executive Units involves substantial risks and each Trust is able to bear the economic risks of an investment in the Executive Units pursuant to the terms hereof, including the complete loss of such Trust’s investment in the Executive Units. Each Trust and each such individual understands that the Executive Units are subject to the transfer restrictions contained herein and in the LLC Agreement and the Members Agreement, and have not been registered under the Securities Act.

(e) Prior to or after the issuance of the Executive Units pursuant to this Agreement, Executive may execute and deliver to the Company and the Internal Revenue Service (the “IRS”) a timely, valid election under Section 83(b) of the Code (the “83(b) Election”). Each Trust and each such individual understands that under Section 83(b) of the Code, regulations promulgated thereunder, and certain IRS administrative announcements, in the absence of an effective election under Section 83(b) of the Code, the excess of the fair market value of the Executive Units on the date on which any forfeiture restrictions applicable to such Executive Units lapse over the price paid for such units could be reportable as ordinary income at that time. For this purpose, the term “forfeiture restrictions” includes the restrictions on transferability and the vesting conditions imposed under Section 5 and Section 6 hereof, respectively. Each Trust and each such individual understands that (i) in making the 83(b) Election, Executive may be taxed at the time the Executive Units are received hereunder to the extent the fair market value of the Executive Units exceeds the price for such units and (ii) in order to be effective, the 83(b) Election must be filed with the IRS within thirty (30) days after the date upon which the Executive Units were issued hereunder. Each Trust and each such individual hereby acknowledges that: (x) the foregoing description of the tax consequences of the 83(b) Election is not intended to be complete and, among other things, does not describe state, local or foreign income and other tax consequences; (y) none of the Company, ABRY or any of the Company’s or ABRY’s respective affiliates, officers, employees, agents or representatives (each, a “Related Person”) has provided or is providing either Trust or either such individual with tax advice regarding the 83(b) Election or any other matter, and the Company and ABRY have urged the Trusts and such individuals to consult with their respective tax advisors with respect to income taxation consequences of receiving, holding and disposing of the Executive Units; and (z) none of the Company, ABRY or any Related Person has advised either Trust or either such individual to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to either Trust or either such individual if the actual fair market value of the Executive Units on the date hereof exceeds the amount specified in the 83(b) Election.

(f) None of the Company, ABRY or any Related Person has made any representation or warranty, express or implied, as to the future performance of the Company or the present or future value of the Executive Units to be issued to the Trusts. Each Trust and each such individual further acknowledges that, with respect to any material not directly prepared by Executive: (i) all forecasts, projections or illustrations of amounts that might be realized as a result of the Trusts’ receipt of the Executive Units that the Company, ABRY or a Related Person shared with the Trusts or either such individual (collectively, “Illustrations”), if any, were purely hypothetical; (ii) none of the Company, ABRY or any Related Person intended for either Trust or either such individual to rely upon such Illustrations in the process of making an investment decision, and (iii) neither Trust nor either such individual has relied on such Illustrations in the process of making an investment decision.              [initial]              [initial].

(g) Each Trust and each such individual acknowledges that the Executive Units are subject to vesting and repurchase pursuant to this Agreement in the event that Executive’s employment by the Company and its Subsidiaries ceases, which event is beyond the control of either Trust.

Section 4. Representations and Warranties of the Company. In connection with the issuance of the Executive Units hereunder, the Company represents and warrants to the Trusts as follows:

(a) Organization, Limited Liability Company Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite power and authority necessary to own and operate its properties, to carry on its businesses as presently conducted and to carry out the transactions contemplated by this Agreement.

(b) Executive Units Duly Issued. When issued pursuant to this Agreement, all of the Executive Units will be duly authorized, validly issued and will have been issued by the Company in compliance with applicable federal and state securities laws, will be free and clear of all liens, mortgages, charges, security interests, hypothecations, assignments for security and encumbrances of any other kind (other than those arising pursuant to the LLC Agreement, the Members Agreement or the Registration Rights Agreement) and will not be subject to any preemptive rights.

(c) Authorization; No Breach; Consents. The execution, delivery and performance by the Company or its officers of this Agreement and the Related Agreements and the offer and issuance of the Executive Units hereunder have been duly authorized by the Company. Each of this Agreement and the Related Agreements constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery and performance of this Agreement or any of the Related Agreements by the Company does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which the Company is a party, or any judgment, order or decree to which the Company is a party (other than agreements or instruments that prohibit the Company from exercising the repurchase options pursuant to Section 6 or prohibit any Subsidiary of the Company from providing funds to the Company to enable the Company to consummate any such repurchase (“Limiting Agreements”)). The Company has provided Executive’s legal counsel with accurate copies of substantially final drafts of all Limiting Agreements that are in effect as of the date of this Agreement.

Section 5. Vesting. The Executive Units issued to the Trusts pursuant to this Agreement will “vest” as provided in this Section 5. The provisions of this Section 5 will be in all respects subject to the provisions of Section 6 below.

(a) General. Subject to Sections 5(b) and 5(c) below, as of any date, the number of Executive Units of each series of Class C Common Units issued to each Trust pursuant to Section 1 above that will be “Vested Units” will equal the total number of Executive Units in such series issued to such Trust pursuant to Section 1 multiplied by the percentage for such date set forth on Schedule 1 attached hereto. As used in this Agreement, the term “series” refers to the Class C-1 Common Units, taken alone, the Class C-2 Common Units, taken alone, or the Class C-3 Common Units, taken alone, and the term “Unvested Units” means the Executive Units that are not Vested Units.

(b) Accelerated Vesting. Notwithstanding Sections 5(a) but subject to Section 5(c): (i) all of the Executive Units will immediately vest and become Vested Units upon a Change of Control if Executive is an employee of the Company or any Subsidiary of the Company at the time such Change of Control is consummated; and (ii) if ABRY sells a portion (the “Sale Portion Units”) of its Class A Common Units (the “ABRY Units”) in a sale to which Section 5(a) of the Members Agreement applies, and either Trust or any of its Permitted Transferees elects to sell Vested Units in association with that sale and in accordance with the Members Agreement, then a portion of the Executive Units will immediately vest and become Vested Units in the minimum amount such that the Vested Units held by the Trusts and their Permitted Transferees as a percentage of all Executive Units held by them prior to such sale will equal the Sale Portion Units as a percentage of the total ABRY Units, provided that, the Trust and such Permitted Transferees must then sell such Vested Units in accordance with Section 5(a) of the Members Agreement as part of that sale.

(c) Termination of Vesting. Notwithstanding Sections 5(a) and 5(b), if Executive ceases to be employed by the Company or any of its Subsidiaries prior to a Change of Control, then vesting will cease, with the effect that from and after the date of such cessation the percentage of the Executive Units of each series of Class C Common Units issued to the Trusts pursuant to Section 1 above that will be Vested Units will be the percentage of such units that constitute Vested Units as determined pursuant to Section 5(a) above as of the date such employment ceased, whether or not a Change of Control or a sale of a type described in Section 5(b) occurs thereafter.

(d) Transfer. Neither Trust may offer or sell or agree to offer or sell, grant any call option with respect to, pledge, hypothecate, borrow against, grant a lien, security interest or other encumbrance in or on, dispose of or enter into any swap or derivative transaction with respect to any Vested Unit or Unvested Unit or any interest therein, unless such action is taken in accordance with the Members Agreement, the LLC Agreement or Section 6 below, or with the prior written consent of the Board. Any attempted or purported transfer, sale, grant, pledge, hypothecation or other agreement in violation of this Agreement will be void ab initio.

(e) Rights as a Member. Each Trust will be the record owner of the Executive Units issued to it until or unless such Executive Units are forfeited or repurchased pursuant to Section 6 below or transferred in accordance with the terms of the LLC Agreement and the Members Agreement, and as record owner will be entitled to all rights granted to owners of Class C Common Units.

Section 6. Repurchase of Executive Units.

(a) Repurchase Option. If Executive ceases to be employed by the Company or any of its Subsidiaries (the “Termination” of Executive), the Executive Units will be subject to repurchase by the Company (or its designee) pursuant to the terms and conditions set forth in this Section 6.

(b) Purchase Price. The aggregate purchase price for all of the Unvested Units will be $1.00, and the purchase price for each Vested Unit will be the Fair Market Value (as defined below) for such unit as of the date of the Termination; provided, that if the

Termination results from the Company’s or a Subsidiary’s termination of Executive’s employment for Cause, then the aggregate purchase price for all of the Vested Units will be $1.00. The election of either party to the Employment Agreement not to permit the term of employment under the Employment Agreement to be extended pursuant to Section 1 of the Employment Agreement shall not constitute termination of Executive’s employment for Cause. The “Fair Market Value” of any Vested Unit on any date means the amount determined by the Board in its good faith judgment as the amount that would be received by the holder of such Vested Unit if all of the equity securities of the Company were sold to a buyer in a single bona fide transaction on a going concern basis and the proceeds from such transaction were allocated to the holders of equity securities of the Company as if such proceeds (less the reasonable expenses that would be incurred in such a sale, such expenses to be determined by the Board in its good faith judgment) were distributed in a liquidation of the Company pursuant to the LLC Agreement.

(c) Company Repurchase Option. The Company (or its designee) may elect to purchase all or any portion of the Vested Units and/or the Unvested Units by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Executive Units within 30 days after the Termination of Executive (the “Repurchase Period”). The Repurchase Notice will set forth the number of Vested Units and/or Unvested Units to be acquired from each holder of Executive Units, the aggregate consideration to be paid for such Vested Units and/or Unvested Units and the time and place for the closing of the transaction. At any time prior to the closing of such transaction, the Company may rescind the Repurchase Notice for any reason (including for no reason at all) without liability to the holders of Executive Units. If either Trust has transferred any of the Executive Units to a permitted transferee in accordance with Section 5(d) of this Agreement, then, to the extent possible, the Executive Units to be repurchased by the Company will first be purchased from the Executive Units held by such Trust at the time of delivery of the Repurchase Notice. If the number of Vested Units and/or Unvested Units then held by such Trust is less than the total number of Vested Units and/or Unvested Units that the Company has elected to purchase, the Company will purchase the remaining Executive Units to be purchased from the other holders Executive Units, pro rata according to the number of (i) if Vested Units are to be repurchased, the Vested Units and (ii) if Unvested Units are to be repurchased, the Unvested Units, in either case, held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole unit).

(d) Closing of Repurchase. The closing of the purchase of such Executive Units pursuant to Section 6(c) above will take place on the date designated by the Company in the Repurchase Notice but, with respect to Vested Units, such date will be no more than 90 days following Termination of Executive; provided that, if a Repurchase Notice is delivered as to any Vested Units and the Company (or its designee) fails to consummate the purchase of such Vested Units on or prior to such 90th day and such failure is not the result of a refusal or failure by a holder of any such Vested Units to consummate such purchase and sale:

(i) if the Termination results from the Company’s or a Subsidiary’s termination of Executive’s employment Without Cause or from Executive’s resignation with Good Reason, then such Vested Units will automatically be deemed to have been converted into a number of Class A Common Units that is equal to the purchase price to be paid for such Vested Units divided by $1.00, effective on such 90th day and neither the Company nor its designee shall have the right to purchase such Class A Common Units;

(ii) if the Termination did not result from the Company’s or a Subsidiary’s termination of Executive’s employment Without Cause or from Executive’s resignation with Good Reason and any agreement or instrument governing indebtedness and/or preferred equity of the Company and/or its Subsidiaries prohibits the Company from purchasing such units and/or prohibits a Subsidiary of the Company from making distributions to the Company that are sufficient to provide funds for such purchase, then (x) such 90-day period will be tolled for so long as any such prohibition is in effect, (y) interest will accrue at the rate of 7.5% per annum on the purchase price for the Vested Units to be purchased from such 90th day through the date upon which such purchase price and all such accrued interest has been paid, and (z) such interest will be due and payable in full, in cash, on the day on which such purchase price is paid.

If the Company (or its designee) elects to purchase Vested Units and fails to consummate the purchase and sale of such Vested Units on or prior to such 90th day and such failure is not the result of a refusal or failure by a holder of any such Vested Units to consummate such purchase and sale, then (except as set forth in clauses (i) and (ii) above) the Company (or such designee) shall not thereafter have the right to purchase such Vested Units pursuant to this Section 6. The Company (or its designee) will pay for such Executive Units to be purchased by delivery of a check or wire transfer of immediately available funds. The purchasers of the Executive Units hereunder will be entitled to receive customary representations and warranties from the sellers regarding such sale of the Executive Units (including representations and warranties regarding good title to such units, free and clear of any liens or encumbrances) but such representations and warranties shall not include any representations or warranties with respect to the business and operations of the Company.

(e) Termination of Repurchase Option. The right of the Company to repurchase Executive Units pursuant to this Section 6 will terminate upon the occurrence of a Change of Control, if Executive is employed by the Company or any of its Subsidiaries on the date upon which such Change of Control occurs.

Section 7. Definitions.

“ABRY” means ABRY Partners IV, L.P., a Delaware limited liability partnership.

“Affiliate” of a Person means any other Person that, directly or indirectly, is controlled by, controls, or is under common control with, such first Person.

“Board” means the board of managers of the Company.

“Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or the Commonwealth of Massachusetts.

“Cause” has the meaning set forth in the Employment Agreement.

“Change of Control” means the consummation of any merger or consolidation of the Company with or into any other Person or any sale of all or substantially all of the ownership interests or assets of the Company and its Subsidiaries taken as a whole (other than a transaction following which the holders of the outstanding membership interests of the Company prior to such transaction together own a majority of the outstanding ownership interests of the surviving or resulting corporation or business entity) or a change in the composition of the Board such that, for any period of 30 consecutive days, a majority of the members of the Board are individuals who are neither (i) a member of the Board on the date of this Agreement, (ii) an appointee of ABRY or any of its Affiliates, (iii) an employee of the Company or any of its Subsidiaries nor (iv) appointed or approved by a majority of the members of the Board of the type described in clauses (i), (ii) and (iii) above at the time of such individual’s appointment to the Board.

“Class A Common Units,” Class C Common Units,” “Class C-1 Common Units,” “Class C-2 Common Units” and “Class C-3 Common Units” each have the meaning set forth in the LLC Agreement.

“Code” means the United States Internal Revenue Code of 1986, as in effect from time to time.

“Employment Agreement” means that certain Employment Agreement, dated as of the date hereof, by and between the Company and Executive.

“Good Reason” has the meaning set forth in the Employment Agreement.

“Investor Securities Purchase Agreement” means that certain Investor Securities Purchase Agreement, dated as of the date hereof, by and among the Company, the Trusts and the other investors parties thereto, as in effect from time to time.

“LLC Agreement” means the Company’s Limited Liability Company Agreement, dated as of the date hereof, as in effect from time to time.

“Members Agreement” means that certain Members Agreement, dated as of the date hereof, by and among the Company and its members, as in effect from time to time.

“Merger Agreement” means that certain Merger Agreement, dated as of April 14, 2004, by and among the Company, Language Line Acquisition Inc. and Language Line, Inc.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Securities Purchase Agreement” means that certain Preferred Securities Purchase Agreement, dated as of the date hereof, by and among the Company and certain of its members, as in effect from time to time.

“Public Offering” means an underwritten public offering and sale of any common ownership interest of the Company or any securities issued with respect to, or in exchange for any common ownership interest of the Company pursuant to an effective registration statement under the Securities Act.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and certain of its members, as in effect from time to time.

“Related Agreements” means, collectively, the LLC Agreement, the Members Agreement, the Registration Rights Agreement, the Employment Agreement and the Investor Securities Purchase Agreement and the Preferred Securities Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Without Cause” has the meaning set forth in the Employment Agreement.

Section 8. Miscellaneous.

(a) Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications will be sent to each party at the address indicated for such party below:

If to the Company:

ABRY Partners, LLC

111 Huntington Avenue

30th Floor

Boston, MA 02199

Facsimile: (617) 859-7205

Attention: Peggy Koenig

with copies (which will not constitute notice to the Company) to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Facsimile: (212) 446-4900

Attention: John Kuehn

                  Heidi Matterfis

If to either Trust:

c/o Dennis Dracup

25430 Via Cicindela

Carmel, CA 93923

with a copy (which will not constitute notice to either Trust) to:

Vedder Price Kaufman & Kammholz, P.C.

805 Third Avenue

New York, NY 10022

Facsimile: (212) 407-7799

Attention: Sara Stewart Champion

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(b) Consent to Amendments. No modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. No other course of dealing among the Company or any of its Subsidiaries and Executive and/or one or both of the Trusts or any delay in exercising any rights hereunder will operate as a waiver by any of the parties hereto of any rights hereunder.

(c) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition to other transfer restrictions set forth in this Agreement, the LLC Agreement or in the Members Agreement, neither Trust may transfer any Executive Units until the transferee of such units has agreed in writing to be bound by the provisions of this Agreement affecting the units so transferred.

(d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(f) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(g) Governing Law. ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ANY SCHEDULE HERETO), EVEN THOUGH UNDER DELAWARE’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(h) Resolution of Disputes. Except as otherwise provided in this Agreement, any controversy, dispute or claim arising under or relating to this Agreement, the Executive’s employment with the Company or any Affiliate or the termination thereof shall, at the election of the Executive or the Company (unless otherwise provided in an applicable plan, program or agreement, be resolved by confidential and binding arbitration, to be held in Chicago, Illinois in accordance with the rules and procedures of the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall be responsible for its own costs and expenses, including attorneys’ fees, and no party shall be liable for punitive or exemplary damages.

(i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(j) Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede and preempt any prior understandings, agreements, or representations by or among the parties or their predecessors, written or oral, which may have related to the subject matter of this Agreement in any way.

(k) Time is of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder falls upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

IN WITNESS WHEREOF, the parties hereto have executed this Incentive Unit Agreement on the date first written above.

LANGUAGE LINE HOLDINGS, INC.

By:	/S/ C.J. BRUCATO, III
Name:	C.J. Brucato, III
Title:	Vice President & Secretary

DENNIS G. DRACUP DECLARATION OF TRUST DATED 01.19.1999

By:	/S/ DENNIS G. DRACUP TRUSTEE
Name:	Dennis G. Dracup, trustee

13

SCHEDULE 1

Vesting Schedule

Date	Percentage of Class C-1 Units, Class C-2 Units and Class C-3 Units that will be Vested Units
Prior to the first anniversary of the date hereof, if no Change of Control has occurred.	0%

On or after the first anniversary of the date hereof, but prior to the second anniversary of the date hereof, if no Change of Control has occurred.	10%

On or after the second anniversary of the date hereof, but prior to the third anniversary of the date hereof, if no Change of Control has occurred.	30%

On or after the third anniversary of the date hereof, but prior to the fourth anniversary of the date hereof, if no Change of Control has occurred.	50%

On or after the fourth anniversary of the date hereof, but prior to the fifth anniversary of the date hereof, if no Change of Control has occurred.	75%

From and after the fifth anniversary of the date hereof.	100%